Exhibit 99.1

HCP REACHES SETTLEMENT WITH VENTAS

LONG BEACH, CA – November 9, 2011 – HCP (the “Company” or “we”) (NYSE:HCP) announced that it has entered into an agreement with Ventas, Inc. to settle all claims relating to Ventas’s litigation against HCP arising out of Ventas’s 2007 acquisition of Sunrise Senior Living REIT.  HCP has agreed to pay $125 million to Ventas and will incur a charge during the current quarter for such amount.  This payment is in addition to the $102.8 million paid to Ventas in August 2011 resulting from the 2009 jury verdict, which was previously accrued.

“We are pleased to reach a final resolution of this matter,” said Jay Flaherty, Chairman and CEO of HCP.  “This settlement allows us to put the lawsuit behind us and concentrate all of our efforts on growing our business.”

UPDATED FULL-YEAR 2011 GUIDANCE

We are updating our full-year 2011 guidance to reflect a $0.31 per share charge related to this announcement, and we expect Funds From Operations (“FFO”) per share to range between $2.15 and $2.21 and net income per share to range between $1.25 and $1.31.  FFO as adjusted and Funds Available for Distribution (“FAD”) are presented before the impact of litigation provisions; accordingly, we continue to expect FFO as adjusted per share and FAD per share to range between $2.65 and $2.71 and $2.11 and $2.17, respectively.

About HCP

HCP, Inc., an S&P 500 company, is a real estate investment trust (REIT) that invests primarily in real estate serving the healthcare industry in the United States.  HCP has been a publicly traded NYSE listed company since 1985 (NYSE:HCP).  HCP’s portfolio of properties is distributed among distinct sectors of the healthcare industry, including senior housing, post-acute/skilled nursing, life science, medical office and hospital.  For more information, visit the Company’s website at www.hcpi.com.

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FORWARD-LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things, net income applicable to common shares on a diluted basis, FFO applicable to common shares on a diluted basis, FFO as adjusted applicable to common shares on a diluted basis, and FAD applicable to common shares on a diluted basis for the full-year of 2011.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Contact

Timothy M. Schoen

Executive Vice President and Chief Financial Officer

(562) 733-5309

HCP, Inc.

Projected Future Operations(1)

(Unaudited)

	2011
	Low	High

Diluted earnings per common share	$ 1.25	$ 1.31
Real estate depreciation and amortization	0.88	0.88
DFL depreciation	0.02	0.02
Gain upon consolidation of joint venture	(0.02)	(0.02)
Joint venture FFO adjustments	0.02	0.02
Diluted FFO per common share	$ 2.15	$ 2.21
Litigation provision (2)	0.31	0.31
Merger-related items (3)	0.15	0.15
Impairments	0.04	0.04
Diluted FFO as adjusted per common share	$ 2.65	$ 2.71
Amortization of above and below market lease intangibles, net	(0.01)	(0.01)
Stock-based compensation	0.05	0.05
Amortization of debt premiums, discounts and issuance costs, net	0.04	0.04
Straight-line rents	(0.15)	(0.15)
DFL accretion(4)	(0.19)	(0.19)
DFL depreciation	(0.02)	(0.02)
Deferred revenues	(0.01)	(0.01)
Leasing costs and tenant and capital improvements	(0.13)	(0.13)
Joint venture and other FAD adjustments(4)	(0.12)	(0.12)
Diluted FAD per common share	$ 2.11	$ 2.17

(1)

Except as otherwise noted above, the foregoing projections reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, development items, property dispositions and the earnings impact of the events referenced in this release. Except as otherwise noted, these estimates do not reflect the potential impact of future acquisitions, impairments, impairment recoveries, the future bankruptcy or insolvency of the Company’s operators, lessees, borrowers or other obligors, the effect of any future restructuring of the Company’s contractual relationships with such entities, gains or losses on marketable securities, ineffectiveness related to our cash flow hedges, offerings of debt or existing and future litigation matters including the possibility of larger than expected litigation costs and related developments. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above. The aforementioned ranges represent management’s best estimate of results based upon the underlying assumptions as of the date of this press release. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

(2)

Litigation provision of $0.31 per share related to the November 2011 charge resulting from our agreement to settle all litigation arising out of Ventas’s 2007 acquisition of Sunrise Senior Living REIT.

(3)	Merger-related items of $0.15 per share related to the HCR ManorCare Acquisition include the following:

(i) $0.07 per share of direct transaction costs, including professional fees and amortization of costs associated with the bridge loan commitment;

(ii) $0.14 per share of negative carry related to prefunding the transaction, which includes the impact of: (a) 76 million shares from our December 2010 and March 2011 common stock offerings (excludes 4.5 million shares in March 2011 related to the underwriters’ overallotment option) on the calculation of weighted average shares and (b) the additional interest expense and amortization of fees associated with the $2.4 billion senior notes offering completed on January 24, 2011. Proceeds from these offerings were used to fund the cash consideration of the HCR ManorCare Acquisition;

(iii) which are partially offset by ($0.06) per share of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items.

(4)

The Company’s joint venture interest in HCR ManorCare OpCo is accounted for using the equity method and results in an ongoing reduction of DFL income, proportional to HCP’s ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding reduction of related lease expense recognized at the HCR ManorCare OpCo level. The increase in the Company’s equity income resulting from the decrease of HCR ManorCare OpCo lease expense represents additional non-cash income that is presented as a negative joint venture FAD adjustment.

The Company believes FFO is an important supplemental measure of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a real estate investment trust that uses historical cost accounting for depreciation could be less informative. The term FFO was designed by the real estate investment trust industry to address this issue. FFO is defined as net income applicable to common shares (computed in accordance with U.S. generally accepted accounting principles or “GAAP”), excluding gains or losses from real estate dispositions and upon changes in control of joint ventures, plus real estate and DFL depreciation and amortization, with adjustments for joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company.

FFO as adjusted represents FFO before the impact of impairments, impairment recoveries, litigation provision and merger-related items. Management believes FFO as adjusted is a useful alternative measurement. This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock—based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.